EXHIBIT 99.3

                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         THIS FIRST AMENDMENT (this "First Amendment") made as of the 18th day of August, 2003 between PRIME GROUP REALTY, L.P., ("PGRLP"), and WELP Chicago, L.C., ("WELP");

                                   WITNESSETH:

                                    RECITALS:

     A. PGRLP and WELP entered into a Contribution Agreement dated August 4, 2003 (the "Agreement").

     B.   The parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

          1. The reference to Section 8.6B contained in the next to last line of Section 9.1T is hereby changed to be a reference to Section 8.6A.

          2. The words "within ten (10) business days after the Effective Date" contained in the sixth line of Section 22.16 of the Agreement are hereby deleted and the words "on or before 12:00 p.m. eastern time August 22, 2003" are hereby inserted in their place and stead.

          3. Except as amended hereby, all terms and provisions of the Contribution Agreement remain in full force and effect in accordance with there terms.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

                              PRIME GROUP REALTY, L.P.
                              By:  Prime Group Realty Trust
                              it managing general partner

                              By:  /s/ James F. Hoffman
                              -------------------------


                              WELP CHICAGO, L.C.
                              By:   Estein Management Corporation, its manager

                              By:  /s/ Lothar Estein
                              -----------------------------
                                   Lothar Estein, President